                                                                  EXHIBIT 25.1

                                    FORM T-1
                 ==============================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______

                               ------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)


                  New York                               13-3818954
       (Jurisdiction of incorporation                 (I.R.S. employer
        if not a U.S. national bank)                 identification No.)

            114 West 47th Street                         10036-1532
                New York, NY                             (Zip Code)
            (Address of principal
             executive offices)

                               ------------------
                        PACKAGING CORPORATION OF AMERICA
               (Exact name of obligor as specified in its charter)

                  Delaware                               36-4277050
      (State or other jurisdiction of                 (I.R.S. employer
       incorporation or organization)                identification No.)

            1900 West Field Court
               Lake Forest, IL                              60045
(Address of principal executive offices) (Zip Code)

                               ------------------
               9 5/8% Series B Senior Subordinated Notes due 2009
                       (Title of the indenture securities)
                 ==============================================

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                                       -2-

                                     GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                  (Board of Governors of the Federal Reserve System)
             Federal Deposit Insurance Corporation, Washington, DC
             New York State Banking Department, Albany, New York

     (b) Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

ITEMS 3., 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 AND 15:

     The Obligor currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS

     T-1.1      --       Organization Certificate, as amended, issued by
                         the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                         33-97056).

     T-1.2      --       Included in Exhibit T-1.1 of this Statement of
                         Eligibility.

     T-1.3      --       Included in Exhibit T-1.1 of this Statement of
                         Eligibility.

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                                       -3-

16.  LIST OF EXHIBITS
     (CONT'D)

     T-1.4      --       The By-Laws of United States Trust Company of New
                         York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture
                         Act of 1939, as amended by the Trust Indenture Reform
                         Act of 1990 (Registration No. 33-97056).

     T-1.6      --       The consent of the trustee required by Section
                         321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7      --       A copy of the latest report of condition of the
                         trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of May 25, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in ITEM 2., refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering ITEM 2. in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 25th day of May, 1999

UNITED STATES TRUST COMPANY
         OF NEW YORK, Trustee

By:      /s/ John Guiliano
         -----------------
         John Guiliano
         Vice President

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                                                      EXHIBIT T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, NW
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK


         /s/Gerard F. Ganey
         ------------------
By:      Gerard F. Ganey
         Senior Vice President

                                                      EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1999
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                              $  139,755

Short-Term Investments                                                   85,326

Securities, Available for Sale                                          528,160

Loans                                                                 2,081,103
Less:  Allowance for Credit Losses                                       17,114
                                                                     ----------
      Net Loans                                                       2,063,989
Premises and Equipment                                                   57,765
Other Assets                                                            125,780
                                                                     ----------
      TOTAL ASSETS                                                   $3,000,775
                                                                     ----------
                                                                     ----------

LIABILITIES
Deposits:
      Non-Interest Bearing                                           $  623,046
      Interest Bearing                                                1,875,364
                                                                     ----------
         Total Deposits                                               2,498,410

Short-Term Credit Facilities                                            184,281
Accounts Payable and Accrued Liabilities                                126,652
                                                                     ----------
      TOTAL LIABILITIES                                              $2,809,343
                                                                     ----------
                                                                     ----------

STOCKHOLDER'S EQUITY
Common Stock                                                             14,995
Capital Surplus                                                          53,041
Retained Earnings                                                       121,759
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                                    1,637
                                                                     ----------

TOTAL STOCKHOLDER'S EQUITY                                              191,432
                                                                     ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                            $3,000,775
                                                                     ----------
                                                                     ----------

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

May 18, 1999